Second Quarter FY 2023 Results November 3rd, 2022 Exhibit 99.2

S E C O N D Q U A R T E R F Y 2 3 R E S U L T S Safe Harbor Disclosure This presentation contains certain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding the Company’s expected financial performance, including revenues, diluted EPS, leverage, free cash flow, and organic revenue growth; the Company’s ability to execute on its brand-building strategy; the Company’s ability to address rising costs with pricing strategies; the expected market share and consumption trends for the Company’s brands; and the Company’s ability to execute on its disciplined capital allocation strategy, including debt reduction. Words such as “trend,” “continue,” “will,” “expect,” “project,” “may,” “should,” “could,” “would,” and similar expressions identify forward-looking statements. Such forward-looking statements represent the Company’s expectations and beliefs and involve a number of known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors include, among others, the impact of the COVID-19 pandemic and geopolitical instability, including on economic and business conditions, consumer trends, retail management initiatives, and disruptions to the manufacturing, distribution and supply chain and related price increases; labor shortages; competitive pressures; the impact of the Company’s advertising and promotional and new product development initiatives; customer inventory management initiatives; the ability to pass along rising costs to customers without impacting sales; fluctuating foreign exchange rates; and other risks set forth in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended March 31, 2022. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this presentation. Except to the extent required by applicable law, the Company undertakes no obligation to update any forward-looking statement contained in this presentation, whether as a result of new information, future events, or otherwise. All adjusted GAAP numbers presented are footnoted and reconciled to their closest GAAP measurement in the attached reconciliation schedule or in our November 3, 2022 earnings release in the “About Non-GAAP Financial Measures” section.

S E C O N D Q U A R T E R F Y 2 3 R E S U L T S Agenda for Today’s Discussion I. Performance Update II. Financial Overview III. FY 23 Outlook 3

S E C O N D Q U A R T E R F Y 2 3 R E S U L T S I. Performance Update

Business Momentum Continued in Second Quarter FY 23

Q2 FY 23 Sales Drivers

- Solid quarterly Revenue of $289.3 million, up 5.5% vs. PY excluding FX(1)
- Consumers continue to seek the benefits of trusted consumer healthcare brands
- Strong growth led by international portfolio

Superior Earnings and FCF

- Gross Margin as expected in current supply chain environment
- Solid financial profile and resulting Free Cash Flow(2) generation

Disciplined Capital Allocation

- Continued focus on disciplined capital allocation resulting in leverage of 3.7x(3)
- Completed $50 Million share repurchase program
- Debt reduction remains a key part of capital allocation strategy

Prestige Consumer HEALTHCARE
SECOND QUARTER FY 23 RESULTS
5

Dramamine: Thinking Beyond Motion Sickness

Broadened Motion Sickness Offering


Dramamine
motion sickness
ORIGINAL
Dual Action:

New Forms & Flavors


Dramamine
motion sickness
CHEWABLE
Dual Action:
Dramamine
motion sickness
LESS DROWSY
CHEWABLE
24
Dramamine
motion sickness
CHEWABLE for Kids

#1 Brand* in Motion Sickness

Successful Expansion to Nausea Driven by Consumer Insights


Dramamine
nausea
LONG LASTING
Relieves Nausea,
Dizziness and Vomiting
24


Dramamine
nausea
MULTI-PURPOSE
• Relieves Nausea and Vomiting*
• Specially made to work on Multiple Causes of Nausea.

Robust Digital Campaign Supporting Ginger Chews


NEW
Dramamine
nausea
GINGER CHEWS
Relieves Nausea*
20


New 6ct!
Dramamine
nausea
GINGER CHEWS


TikTok

#1 Brand* in Nausea

Successful Brand Building Resulting in +11% 5-Year Sales CAGR**

* Market Share Reflects U.S. IRI MULO + C store for the 12 weeks ended 10-2-22
** LTM period ending 9/30/22

Prestige Consumer HEALTHCARE

SECOND QUARTER FY 23 RESULTS

6

S E C O N D Q U A R T E R F Y 2 3 R E S U L T S Growing Online by Continuing to Connect with Consumers 7 Engaging Digital Campaigns Increased Investment in Online User Experience ◼ Continued strong performance across all eCommerce partners ◼ Targeted content and marketing enable many brands to hold market shares greater than brick & mortar channels ◼ Consistent financial profile across channels +15% *Retail sales as of 10.02.2022

S E C O N D Q U A R T E R F Y 2 3 R E S U L T S II. Financial Overview

S E C O N D Q U A R T E R F Y 2 3 R E S U L T S Second Quarter and 1H FY 23 Performance Highlights FY 23 FY 22 Dollar values in millions, except per share data. $289.3 $91.8 $1.02 $276.2 $92.7 $1.02 Revenues Adjusted EBITDA Adjusted EPS 4.7% (1.0%) 0.0% 9 (2) Q 2 $566.3 $186.4 $2.11 $545.4 $191.8 $2.16 Revenues Adjusted EBITDA Adjusted EPS 3.8% (2.8%) (2.3%) (2) Revenues of $289.3 million, up 5.5% versus PY Q2 on an organic basis(1) EPS of $1.02 flat versus Adjusted(2) PY Q2 EBITDA(2) of $91.8 million down 1.0% versus Adjusted(2) PY Q2 1 H (2) (2)

S E C O N D Q U A R T E R F Y 2 3 R E S U L T S Q2 FY 23 Q2 FY 22 % Chg 1H FY 23 1H FY 22 % Chg Total Revenues 289.3$ 276.2$ 4.7% 566.3$ 545.4$ 3.8% Adj. Gross Margin (2) 161.0 159.3 1.1% 321.1 318.3 0.9% % Margin 55.7% 57.7% 56.7% 58.4% A&M 43.8 40.7 7.6% 83.8 80.2 4.5% % Total Revenues 15.1% 14.7% 14.8% 14.7% Adj. G&A (2) 26.4 27.1 (2.5%) 53.2 49.6 7.2% % Total Revenues 9.1% 9.8% 9.4% 9.1% D&A 6.4 6.2 3.2% 12.8 11.9 7.3% Adj. Operating Income (2) 84.4$ 85.3$ (1.0%) 171.4$ 176.6$ (2.9%) % Margin 29.2% 30.9% 30.3% 32.4% Adj. Earnings Per Share (2) 1.02$ 1.02$ 0.0% 2.11$ 2.16$ (2.3%) Adj. EBITDA (2) 91.8$ 92.7$ (1.1%) 186.4$ 191.8$ (2.8%) % Margin 31.7% 33.6% 32.9% 35.2% 3 Months Ended 1H Comments FY 23 Second Quarter and 1H Consolidated Financial Summary ◼ Organic Revenue(1) up 2.2% vs. PY – Double-digit eCommerce consumption growth as consumers continue to shop online ◼ Gross Margin of 56.7% as expected – Continue to successfully implement pricing to offset cost inflation ◼ A&M of 14.8% of Revenues, consistent with PY ◼ G&A of 9.4% of Revenues ◼ EPS down slightly vs. Adjusted(2) PY Dollar values in millions, except per share data; D&A excludes COGS D&A 10 6 Months Ended

S E C O N D Q U A R T E R F Y 2 3 R E S U L T S $55.2 $112.4 $61.9 $129.7 Adj. Free Cash Flow Adj. Free Cash Flow Adjusted Free Cash Flow(2) Comments ◼ Total 1H FY 23 Free Cash Flow(2) of $112.4 million down 13.4% vs. Adjusted(2) PY due to the timing of working capital ◼ Net Debt(2) at September 30 of $1.4 billion; leverage ratio(3) of 3.7x at end of Q2 – Expect leverage(3) below 3.5x by year-end – Completed $50 Million authorized share repurchase program complete; repurchased ~900k shares Industry Leading Free Cash Flow Trends Q2 FY 23 Q2 FY 22 (10.9%) Dollar values in millions 11 1H FY 23 1H FY 22 (13.4%)

S E C O N D Q U A R T E R F Y 2 3 R E S U L T S III. FY 23 Outlook

Reaffirming Outlook Driven by Consistent Business Strategy

Top Line Trends	▪ Strategy delivering with growing and well-positioned business ▪ Agile brand-building and diverse portfolio enabling growth in a dynamic environment ▪ Revenue outlook of $1,120 Million to $1,130 Million (~3% to 4% growth) – Organic growth of 2% to 3%
EPS	▪ Operating Profit dollars expected to grow in-line with Revenue ▪ Anticipate FY 23 Diluted EPS of $4.18 to $4.23
Free Cash Flow & Allocation	▪ Anticipate FY 23 Free Cash Flow[4] of $260 Million or more ▪ Continue to execute disciplined capital allocation strategy ▪ Anticipate leverage[3] below 3.5x at year-end FY23

Prestige Consumer HEALTHCARE
SECOND QUARTER FY 23 RESULTS
13

S E C O N D Q U A R T E R F Y 2 3 R E S U L T S Q&A

S E C O N D Q U A R T E R F Y 2 3 R E S U L T S Appendix (1) Organic Revenue is a Non-GAAP financial measure and is reconciled to the most closely related GAAP financial measure in the attached Reconciliation Schedules and / or our earnings release dated November 3, 2022 in the “About Non-GAAP Financial Measures” section. (2) Adjusted Gross Margin, Adjusted G&A, Adjusted Operating Income, Adjusted EPS, EBITDA & EBITDA Margin, Adjusted EBITDA & Adjusted EBITDA Margin, Free Cash Flow, Adjusted Free Cash Flow, and Net Debt are Non GAAP financial measures and are reconciled to their most closely related GAAP financial measures in the attached Reconciliation Schedules and / or in our earnings release dated November 3, 2022 in the “About Non GAAP Financial Measures” section. (3) Leverage ratio reflects Net Debt / covenant defined EBITDA. (4) Free Cash Flow for FY 23 is a projected Non-GAAP financial measure, is reconciled to projected GAAP Net Cash Provided by Operating Activities in the attached Reconciliation Schedules and / or in our earnings release in the “About Non-GAAP Financial Measures” section and is calculated based on projected Net Cash Provided by Operating Activities less projected capital expenditures plus cash payments associated with discrete items. 15

Reconciliation Schedules

Organic Revenue Change

(In Thousands)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Six Months Ended September 30, 2022	Six Months Ended September 30, 2021
GAAP Total Revenues	$ 289,273	$ 276,225	$ 566,332	$ 545,406
Revenue Change	4.7%		3.8%	
Adjustments:				
Revenues associated with acquisition [(a)]	-	-	(12,624)	-
Impact of foreign currency exchange rates	-	(1,919)	-	(3,482)
Total adjustments	$ -	$ (1,919)	$ (12,624)	$ (3,482)
Non-GAAP Organic Revenues	$ 289,273	$ 274,306	$ 553,708	$ 541,924
Non-GAAP Organic Revenue Change	5.5%		2.2%	

a) Revenues of our Akorn acquisition for the three months ended June 30, 2022 are excluded for purposes of calculating Non-GAAP organic revenues.

Adjusted Gross Margin

(In Thousands)	Three Months Ended September 30, 2022	Three Months Ended September 30, 2021	Six Months Ended September 30, 2022	Six Months Ended September 30, 2021
GAAP Total Revenues	$ 289,273	$ 276,225	$ 566,332	$ 545,406
GAAP Gross Profit	$ 161,009	$ 157,712	$ 321,128	$ 316,724
GAAP Gross Profit as a Percentage of GAAP Total Revenue	55.7%	57.1%	56.7%	58.1%
Adjustments:				
Inventory step-up charges associated with acquisition [(a)]	-	1,567	-	1,567
Total adjustments	-	1,567	-	1,567
Non-GAAP Adjusted Gross Margin	$ 161,009	$ 159,279	$ 321,128	$ 318,291
Non-GAAP Adjusted Gross Margin as a Percentage of GAAP Total Revenues	55.7%	57.7%	56.7%	58.4%

a) Inventory step-up charges relate to our North American OTC Healthcare segment.

Prestige Consumer HEALTHCARE

SECOND QUARTER FY 23 RESULTS

16

S E C O N D Q U A R T E R F Y 2 3 R E S U L T S 17 Reconciliation Schedules (Continued) Adjusted G&A a) Costs related to the consummation of the acquisition process such as insurance costs, legal and other acquisition related professional fees. Three Months Ended September 30, Six Months Ended September 30, 2022 2021 2022 2021 (In Thousands) GAAP General and Administrative Expense 26,438$ 32,252$ 53,152$ 54,723$ GAAP General and Administrative Expense as a Percentage of GAAP Total Revenue 9.1% 11.7% 9.4% 10.0% Adjustments: Costs associated with acquisition (a) - 5,127 - 5,127 Total adjustments - 5,127 - 5,127 Non-GAAP Adjusted General and Administrative Expense 26,438$ 27,125$ 53,152$ 49,596$ Non-GAAP Adjusted General and Administrative Expense Percentage as a Percentage of GAAP Total Revenues 9.1% 9.8% 9.4% 9.1%

S E C O N D Q U A R T E R F Y 2 3 R E S U L T S 18 Reconciliation Schedules (Continued) Adjusted EBITDA Margin a) Inventory step-up charges relate to our North American OTC Healthcare segment. b) Costs related to the consummation of the acquisition process such as insurance costs, legal and other acquisition related professional fees. Three Months Ended September 30, Six Months Ended September 30, 2022 2021 2022 2021 (In Thousands) GAAP Net Income 51,023$ 45,325$ 106,295$ 103,080$ Interest expense, net 16,979 16,313 32,271 31,390 Provision for income taxes 15,570 14,305 31,195 32,920 Depreciation and amortization 8,248 7,963 16,632 15,557 Non-GAAP EBITDA 91,820 83,906 186,393 182,947 Non-GAAP EBITDA Margin 31.7% 30.4% 32.9% 33.5% Adjustments: Inventory step-up charges associated with acquisition in Cost of Goods Sold (a) - 1,567 - 1,567 Costs associated with acquisition in General and Administrative Expense (b) - 5,127 - 5,127 Loss on extinguishment of debt - 2,122 - 2,122 Total adjustments - 8,816 - 8,816 Non-GAAP Adjusted EBITDA 91,820$ 92,722$ 186,393$ 191,763$ Non-GAAP Adjusted EBITDA Margin 31.7% 33.6% 32.9% 35.2%

Reconciliation Schedules (Continued)

Adjusted Net Income & Adjusted EPS

	Three Months Ended September 30,				Six Months Ended September 30,			
	2022		2021		2022		2021	
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
(In Thousands, except per share data)								
GAAP Net Income	$ 51,023	$ 1.02	$ 45,325	$ 0.89	$ 106,295	$ 2.11	$ 103,080	$ 2.03
Adjustments:								
Inventory step-up charges and other costs associated with acquisition in Cost of Sales [(a)]	-	-	1,567	0.03	-	-	1,567	0.03
Costs associated with acquisition in General and Administrative Expense [(b)]	-	-	5,127	0.10	-	-	5,127	0.10
Loss on extinguishment of debt	-	-	2,122	0.04	-	-	2,122	0.04
Tax impact of adjustments [(c)]	-	-	(2,115)	(0.04)	-	-	(2,134)	(0.04)
Total Adjustments	-	-	6,701	0.13	-	-	6,682	0.13
Non-GAAP Adjusted Net Income and Adjusted EPS	$ 51,023	$ 1.02	$ 52,026	$ 1.02	$ 106,295	$ 2.11	$ 109,762	$ 2.16

a) Inventory step-up charges relate to our North American OTC Healthcare segment.
b) Costs related to the consummation of the acquisition process such as insurance costs, legal and other acquisition related professional fees.
c) The income tax adjustments are determined using applicable rates in the taxing jurisdictions in which the above adjustments relate and includes both current and deferred income tax expense (benefit) based on the specific nature of the specific Non-GAAP performance measure.

PrestigeConsumer HEALTHCARE
SECOND QUARTER FY 23 RESULTS
19

S E C O N D Q U A R T E R F Y 2 3 R E S U L T S (In millions) Projected FY'23 GAAP Net Cash provided by operating activities 270$ Additions to property and equipment for cash (10) Projected Non-GAAP Free Cash Flow 260$ 20 Reconciliation Schedules (Continued) Adjusted Free Cash Flow Projected Free Cash Flow a) Payments related to the consummation of the acquisition process such as insurance costs, legal and other acquisition related professional fees. Three Months Ended September 30, Six Months Ended September 30, 2022 2021 2022 2021 (In Thousands) GAAP Net Income 51,023$ 45,325$ 106,295$ 103,080$ Adjustments: Adjustments to reconcile net income to net cash provided by operating activities as shown in the Statement of Cash Flows 17,255 17,404 33,489 35,228 Changes in operating assets and liabilities as shown in the Statement of Cash Flows (10,738) (1,535) (23,997) (7,809) Total adjustments 6,517 15,869 9,492 27,419 GAAP Net cash provided by operating activities 57,540 61,194 115,787 130,499 Purchase of property and equipment (2,376) (2,752) (3,423) (4,252) Non-GAAP Free Cash Flow 55,164 58,442 112,364 126,247 Payments associated with acquisition (a) - 3,465 - 3,465 Non-GAAP Adjusted Free Cash Flow 55,164$ 61,907$ 112,364$ 129,712$